Exhibit 99.2

Northern Oil and Gas, Inc. Announces Successful Completion of Consent Solicitation and Additional Debt Exchanges

MINNEAPOLIS, MINNESOTA – September 18, 2018 - Northern Oil and Gas, Inc. (“Northern”) (NYSE American: NOG) today announced the successful completion of its previously announced consent solicitation with respect to its outstanding 8.50% senior secured second lien notes due 2023 (the “Senior Secured Notes”). In addition, Northern has entered into two final, separately negotiated exchange agreements with institutional holders of its 8% senior unsecured notes due 2020, representing further debt reduction of $23.4 million in exchange for common stock.

CONSENT SOLICITATION

In connection with its previously announced consent solicitation (the “Consent Solicitation”) with respect to the Company’s outstanding Senior Secured Notes, it has received the consents (“Consents”) from holders of 100% of the aggregate principal amount of the Senior Secured Notes outstanding (the “Requisite Consents”) to, among other things, (a) amend the indenture governing the Senior Secured Notes (the “Indenture”) to (i) incorporate customary mechanics for the issuance of additional Senior Secured Notes thereunder; (ii) provide for the entry into a new revolving credit facility; (iii) permit the Company to make certain restricted payments; and (iv) incorporate updates to the reporting, debt, hedging, investments and additional collateral covenants and (b) permit certain corresponding changes to the related intercreditor agreement (the “Proposed Amendments”), subject to the terms and conditions described in the Consent Solicitation Statement dated September 11, 2018 (the “Consent Solicitation Statement”). The Consent Solicitation expired at 5:00 p.m., New York City time, on September 17, 2018 (the “Expiration Date”).

Accordingly, the Company expects to execute a supplemental indenture (the “Supplemental Indenture”) to the Indenture, effecting the Proposed Amendments. The Company expects to make the payment of the aggregate cash payment equal to $0.015 per $1.00 principal amount of Senior Secured Notes (the “Consent Payment”) on or around October 10, 2018. The Supplemental Indenture will only become operative upon the payment of the Consent Payment. The Company’s obligation to accept and pay holders the Consent Payment for valid and unrevoked Consents to the Proposed Amendments with respect to the applicable series of Notes is subject to the terms and conditions described in the Consent Solicitation Statement.

RBC Capital Markets is the solicitation agent for the Consent Solicitation. Ipreo LLC is acting as the information agent and tabulation agent for the Consent Solicitation. Questions regarding the Consent Solicitation may be directed to RBC Capital Markets by phone at (877) 381-2099 (toll free) or (212) 618-7843 (collect) or by e-mail at liability.management@rbccm.com. Requests for Consent Solicitation Statements may be directed to Ipreo LLC at (866) 406-2283 (toll free) or by email to consent@ipreo.com.

DEBT EXCHANGES

On September 14, 2018, Northern entered into two final, separately negotiated exchange agreements with institutional holders of its 8% senior unsecured notes due 2020 (the “Notes”). The new agreements, together, represent a debt reduction of $23,351,000 par value of Notes in exchange for 7,500,825 shares of common stock to be issued to the holders on or about September 19, 2018. Both holders have agreed to a limited thirteen month lock-up period, subject to certain exceptions, with the potential for additional cash payments depending on future share price performance.

Northern has previously announced similar exchanges since June 2018 totaling $77.15 million in principal amount of Notes, many of which provided for potential additional consideration depending on Northern’s stock price performance. Due to strong stock price performance, approximately 40% of the shares issued in such exchanges have been sold and are no longer subject to any potential additional consideration. Based on Northern’s current share price, any potential additional consideration due to such exchange agreements would equate to a value of less than $2 million.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana. More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com. The information on the website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding the Company’s financial condition and results of operations, business strategy, plans and objectives of management for future operations, industry conditions, indebtedness covenant compliance, timing and benefits of pending acquisitions, and related issuances of common stock are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on the Company’s current properties and properties pending acquisition, the Company’s ability to acquire additional development opportunities, changes in the Company’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which the Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, the Company’s ability to consummate any pending acquisition transactions, other risks and uncertainties related to the closing of pending acquisition transactions, the Company’s ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting the Company’s operations, products, services and prices. Additional information concerning potential factors that could affect future financial results is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated from time to time in amendments and subsequent reports filed with the SEC.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

CONTACT:

Nicholas O’Grady

Chief Financial Officer

(952) 476-9800

ir@northernoil.com

Source: Northern Oil and Gas, Inc.